Exhibit 10.4(c)

Sydling Futures Management LLC 1285 Avenue of the Americas, 13th Floor New York, NY 10019

June 24, 2013

Anthony Annunziato

AAA Capital Management Advisors, LTD

1300 Post Oak Blvd

Suite 350

Houston, TX 77056

Re:          AAA Energy Opportunities Fund LLC

Sydling AAA Master Fund LLC

Dear Mr. Annunziato:

The Trading Advisory Agreements (the “Agreements”) among the above named funds, Sydling Futures Management LLC and AAA Capital Management Advisors, Ltd. expire June 30, 2013.  Please accept this letter as a renewal of the Agreements and all terms for an additional twelve months to expire on June 30, 2014.

Please acknowledge this renewal by signing below and returning to my attention at jennifer.magro@ubs.com.

Best regards,

/s/ Jennifer Magro
Jennifer Magro

ACKNOWLEDGED BY:

/s/ A Anthony Annunziato
Signature

A. Anthony Annunziato
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